AUTHORIZED OFFICERS CERTIFICATE
                                       OF
                         GOLDEN ROAD MOTOR INN, INC.


     The undersigned hereby certify that the following persons currently have been authorized to act on behalf of GOLDEN ROAD MOTOR INN, INC., a Nevada corporation (the "Borrower"), holding the positions indicated next to their names, that the signatures appearing opposite their names below are true and genuine signatures of such persons, and that each of such persons shall be deemed an "Authorized Officer" of Borrower as defined in and for the purposes used in connection with the Credit Agreement (as may be amended or modified from time to time, the "Credit Agreement"), dated as of the date hereof, executed by and among the Borrower, MONARCH CASINO & RESORT, INC., a Nevada corporation ("Guarantor"), the Lenders therein named (each, together with their respective successors and assigns, individually being referred to as a "Lender" and collectively as the "Lenders"), WELLS FARGO BANK, National Association, as the swingline lender (herein in such capacity, together with its successors and assigns, the "Swingline Lender"), WELLS FARGO BANK, National Association, as the issuer of letters of credit thereunder (herein in such capacity, together with their successors and assigns, the "L/C Issuer") and WELLS FARGO BANK, National Association, as administrative and collateral agent for the Lenders, Swingline Lender and L/C Issuer (herein, in such capacity, called the "Agent Bank" and, together with the Lenders, Swingline Lender and L/C Issuer, collectively referred to as the "Banks"), and such Authorized Officers are authorized to deliver on behalf of the Borrower the Notices of Borrowings, Continuation/Conversion Notices, Pricing Certificates, Compliance Certificates and all other notices, requests, reports, consents, certifications and authorizations on behalf of the Borrower under the Credit Agreement, and have been duly authorized by the Borrower as "Authorized Officers" of Borrower for all purposes under the Credit Agreement and each related Loan Document.

     All capitalized terms used but not otherwise defined in this Certificate shall have the same meanings as set forth in the Credit Agreement.

NAME              POSITION IN BORROWER                SIGNATURE
------------      ----------------------------        ------------------
Bob Farahi        President

Ben Farahi        Secretary / Treasurer
                  Chief Financial Officer

John Farahi       Chief Executive Officer


IN WITNESS WHEREOF, the undersigned secretary of the Borrower has executed the foregoing Certificate on behalf of Borrower as of the 20th day of February, 2004.

BORROWER:

GOLDEN ROAD MOTOR INN,
INC., a Nevada corporation


By:
     Ben Farahi,
     Secretary